EXHIBIT 99.1

For Immediate Release

American Axle & Manufacturing Announces
New Business Backlog of $1.25 Billion for 2013 - 2015

AAM sales expected to grow faster than the industry growth rate through 2015

Detroit, Michigan, December 4, 2012 -- American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today announced that its backlog of new and incremental business launching from 2013 through 2015 is estimated at $1.25 billion in future annual sales.
AAM's $1.25 billion new and incremental business backlog for 2013 - 2015 reflects an approximately 4% increase when compared to the previous three-year backlog for 2012-2014. The growth represents successful efforts to diversify the business by increasing AAM's exposure to global growth markets, advancing and innovating AAM's product portfolio, and growing AAM's customer base.
Highlights of AAM's $1.25 billion new and incremental business backlog for 2013 - 2015 include the following:

•
Industry-first order for AAM's EcoTrac™ all-wheel-drive (AWD): AAM's EcoTrac™ AWD system will be featured on a major passenger car and crossover vehicle program beginning in 2013. This system enables a vehicle manufacturer to offer a fuel-efficient, environment-friendly option to provide the safety, ride and handling performance of an AWD system for passenger cars and crossover vehicles.

•
Significant progress on customer diversification initiatives: Over 50% of AAM's $1.25 billion new and incremental business backlog for 2013 - 2015 is for customers other than GM. This includes new and expanded orders supporting multiple global premium vehicle manufacturers including Chrysler, Daimler Truck, Ford, Honda, Jaguar Land Rover, Mercedes Benz, Nissan, Tata Motors, Volvo Powertrain and others.

•
Continued expansion of product portfolio: Approximately two-thirds of AAM's $1.25 billion new and incremental business backlog for 2013 - 2015 is for passenger car, crossover vehicle and commercial vehicle programs.

•
Growth in global markets: Approximately 40% of AAM's $1.25 billion new and incremental business backlog is for programs sourced outside of North America. These awards support AAM's expansion in the growing global markets of Brazil, China, India and Thailand.

“AAM's success in growing the new business backlog is supporting our ability to grow faster than the industry with an estimated compound annual growth rate of greater than 10% from 2012 through 2015,” said AAM President & Chief Executive Officer David C. Dauch. “We are pleased that our focused R&D investment is driving AAM to deliver on our long term strategic goals of expanding and diversifying our customer base and product portfolio on a global basis, while meeting the market demands of fuel efficiency, reduced emissions, safety, ride and handling.”
AAM values its new and incremental business backlog based on production volume estimates and program design direction provided by its customers. The actual sales value of these awards will depend on product volumes, program launch timing and foreign currency exchange. AAM does not include sales of unconsolidated joint ventures in its new business backlog.

AAM is a world leader in the manufacture, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems and metal-formed products for light trucks, sport utility vehicles, passenger cars, crossover vehicles and commercial vehicles. In addition to locations in the United States (Michigan,

Ohio, Pennsylvania and Indiana), AAM also has offices or facilities in Brazil, China, Germany, India, Japan, Luxembourg, Mexico, Poland, Scotland, South Korea, Sweden and Thailand.

Cautionary Statement Concerning Forward-Looking Statements

In this release, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” and similar words of expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: global economic conditions, including the impact of the current sovereign debt crisis in the Euro-zone; reduced purchases of our products by General Motors Company (GM), Chrysler Group LLC (Chrysler) or other customers; reduced demand for our customers' products (particularly light trucks and SUVs produced by GM and Chrysler); liabilities arising from warranty claims, product recall, product liability and legal proceedings to which we are or may become a party; our ability to realize the expected revenues from our new business backlog; our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; our ability to attract new customers and programs for new products; supply shortages or price increases in raw materials, utilities or other operating supplies for us or our customers as a result of natural disasters or otherwise; our ability to respond to changes in technology, increased competition or pricing pressures; price volatility in, or reduced availability of, fuel; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to maintain satisfactory labor relations and avoid work stoppages; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid work stoppages; risks inherent in our international operations (including adverse changes in political stability, taxes and other law changes, potential disruptions of production and supply and currency rate fluctuations); availability of financing for working capital, capital expenditures, R&D or other general corporate purposes, including our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products (such as the Corporate Average Fuel Economy (“CAFE”) regulations); changes in liabilities arising from pension and other postretirement benefit obligations; our ability to consummate and integrate acquisitions and joint ventures; risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our facilities; our ability to attract and retain key associates; other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward- looking statement.
# # #
For more information...
Christopher M. Son
Director, Investor Relations,
Corporate Communications & Marketing
(313) 758-4814
chris.son@aam.com

David Tworek
Manager, Communications
(313) 758-4883
david.tworek@aam.com

Or visit the AAM website at www.aam.com.

2